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                                                                  EXHIBIT 10.26

              THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                    AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED
               OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION
                    OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                 THIS SUBORDINATED NOTE IS CALLABLE AT ANY TIME


                                   HEARx LTD.

                                SUBORDINATED NOTE
                 (Amended and Restated as of January 26, 1996)


$1,675,000

         HEARx Ltd., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation), for value received, hereby promises to pay to the order of Paul A. Brown, M.D., 1744 South Ocean Boulevard, Palm Beach, Florida 33480, subject to the provisions of Article I hereof, on April 1, 1997, the sum of One Million Six Hundred Seventy-Five Thousand Dollars ($1,675,000.00), and to pay interest thereon from April 1, 1994, on the first day of each month, commencing on May 1, 1994, to the holder hereof ("Holder") on each such interest payment date, at a per annum rate equal to Three Percent (3%) over the "prime rate" charged by CitiBank N.A. until payment of such sum in full. Interest hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Payment of the principal of and interest on this Subordinated Note (the "Note") will be made by check mailed to the Holder at the Holder's address or will be made available at the principal office of the Company, at the Holder's election.


                                    ARTICLE I
                       MATURITY DATE; PAYMENT OF PRINCIPAL

         SECTION 1.01 Maturity Date. The Company shall pay the outstanding principal balance of this Note to the Holder on the later of (i) April 1, 1997 and (ii) the first business day after the day on which the Company redeems all the outstanding shares of the 1996 Senior Preferred Stock. The term "1996 Senior Preferred Stock" means the 1996 Senior Preferred Stock of the Company issued to certain investors pursuant to a Stock Purchase Agreement dated as of January 26, 1996 among the Company, Invemed Associates, Inc. and certain investors named therein.

         SECTION 1.02.   Payment of Principal.

             (a) Notwithstanding any provision of this Note to the contrary, the Company shall make no payments to any Holder on account of the outstanding principal balance of this Note until the first business day after the day on which the Company redeems all the outstanding shares of the 1996 Senior Preferred Stock.

             (b) In the event that, notwithstanding the provisions of Section 1.02(a), any payment is made by the Company to the Holder on account of the outstanding principal balance of this Note, such payment shall be immediately returned by the Holder to the Company.
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                                   ARTICLE II
                            SUBORDINATION OF THE NOTE

         SECTION 2.01. Agreement to Subordinate. The Company, for itself, and its successors and assigns, covenants and agrees, and each Holder of this Note, by acceptance hereof, likewise covenants and agrees, that the indebtedness of the Company evidenced by this Note and the payment of the principal hereof and interest hereon is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt, whether now existing or hereafter created, assumed, guaranteed or incurred. The term "Senior Debt" means indebtedness for money borrowed from or guaranteed to others (including, for this purpose, all obligations of the Company under capitalized leases or purchase money mortgages), unless in the instrument creating or evidencing such indebtedness, it is expressly provided that such indebtedness is not senior in right of payment to this Note.

         SECTION 2.02. Priority of Senior Debt. Upon any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise:

             (a) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or provision shall have been made for such payment in money or money's worth, before the Holder of the Note shall be entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the Note;

             (b) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holder of the Note would be entitled except for the provisions of this Article II shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full on all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt;

             (c) in the event that, notwithstanding the provisions of subparagraphs (a) and (b) of this Section 2.02, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder of the Note before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to the holders of such Senior Debt or their representative or representatives, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt; and

             (d) no act or failure to act on the part of the Company, and no breach of any agreement of the Company, whether or not herein set forth, shall in any way prevent or limit the holder of any Senior Debt from enforcing fully the subordination herein provided for, irrespective of any knowledge or notice thereof which such holder may at any time have or be otherwise charged with.
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         SECTION 2.03.   No Payments to Note Holder if Senior Debt is in
Default.

             (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Note.

             (b) Upon the happening of an event of default with respect to any Senior Debt, as such event of default is defined therein or in the instrument under which it is issued, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of (or premium, if any) or interest on such Senior Debt, upon written notice thereof given to the Company by the holder or holders of such Senior Debt or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the indebtedness evidenced by the Note;

             (c) In the event that, notwithstanding the provisions of subparagraphs (a) and (b) of this Section 2.03 and under the circumstances described therein, any payment is made on account of the principal of or interest on the indebtedness evidenced by such Note, such payment shall be held in trust for the benefit of, and shall be paid over to the holders of such Senior Debt or their representative or representatives, ratably as aforesaid, as required by said subparagraphs after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

         SECTION 2.04. Subrogation of Note Holder to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, the Holder of this Note (equally and ratably with any other holder of Note or other indebtedness of the Company which ranks pari passu with the Note and which is entitled to subrogation rights which are equivalent to those applicable to the
Note) shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Note shall be paid in full, and, as between the Company, its creditors (other than holders of Senior Debt), and the Holders of the Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Article II which otherwise would have been made to the Holders of the Note shall be deemed to be a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Article II are and are intended solely for the purpose of defining the relative rights of the Holders of the Note on the one hand, and the holders of the Senior Debt, on the other hand.

         SECTION 2.05. Obligation of the Company Unimpaired. Nothing contained in this Article II or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of the Note the principal and interest on the Note as and when the same shall become due and payable in accordance with their respective terms, or affect the relative rights of the Holders of the Note and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the provisions of Article I hereof and the
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rights, if any, under this Article II of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

             Upon any payment or distribution of assets of the Company referred to in this Article, the Holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Holder of the Note for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article II.

         SECTION 2.06. Obligation to Pay Note Holder Unaffected. Nothing contained in this Article II shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in Section 2.03 (not cured or waived), payments at any time of principal of or interest on the Note.

         SECTION 2.07. Article II Not to Prevent Events of Default. The failure to make a payment on account of principal or interest on the Note by reason of any provision of this Article II shall not be construed as preventing the occurrence of an Event of Default under Section 4.01.


                                   ARTICLE III
                                   PREPAYMENT

         Subject to the provisions of Section 1.02(a) hereof, the Company may prepay this Note at any time or from time to time either in whole or in part, on at least thirty (30) but not more than sixty (60) days notice, in amounts of $1,000 or integral multiples of $1,000, at a prepayment price equal to the principal amount so prepaid, plus the amount of all interest accrued and unpaid on such principal amount.


                                   ARTICLE IV
                                    REMEDIES

         SECTION 4.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (a) failure to pay the principal of or any interest on the Note when due, whether at stated maturity or otherwise, and continuance of such failure for more than fifteen (15) days; or

             (b) acceleration of the payment of any Senior Debt upon the occurrence of an event of default under the instrument under which such Senior Debt was issued or by which it is secured or evidenced, provided such acceleration is not rescinded or annulled and such Senior Debt has not been discharged; or

             (c) adjudication of the Company as a bankrupt by a court of competent jurisdiction, or the entry by such a court of an order approving a petition seeking reorganization of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or the appointment by such a court of a trustee or receiver or receivers of the Company or of all or any substantial part of its property upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditor's suit and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

             (d) the filing by the Company of a voluntary petition in bankruptcy or the making by it of an assignment for the benefit of creditors or the consenting by it to the appointment of a receiver or receivers of all or any substantial part of its property; or the filing by the Company of a petition or answer seeking reorganization under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or the filing by the Company, of a petition to take advantage of any debtor's act.

         SECTION 4.02.   Acceleration of Maturity; Rescission and Annulment.
If an Event of Default, other than an Event of Default specified in clauses (c) and (d) of Section 4.01, occurs and is continuing, then and in every such case (unless all Events of Default shall have theretofore been remedied), the Holder of the Note may declare the principal of and accrued interest on the Note to be due and payable. Upon any such declaration, the principal and interest shall be immediately due and payable, subject to the provisions of Section 1.02 hereof. If an Event of Default specified in clauses (c) and (d) of Section
4.01 occurs, such amount shall become and be immediately due and payable, to the extent permitted by applicable law, without any declaration or other act on the part of any Holder, subject to the provisions of Section 1.02 hereof.

         SECTION 4.03. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 4.04. Delay or Omission Not Waiver. No delay or omission of the Holder of the Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence herein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.


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                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.01. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Note nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be consented to in writing by the Holder of the Note, and such consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, without the consent of the Note Holder, the Company may amend or supplement the Note to cure any ambiguity, defect or inconsistency or to make any change that does not materially adversely affect the rights of any Note Holder.

         SECTION 5.02. Addresses for Notices, Etc. All notices, requests, demands, directions and other communications provided for under this Note shall be in writing (including telegraphic communication) and mailed by certified mail, return receipt requested, or telegraphed or delivered to the applicable party. If to the Company, to it at:

         HEARx LTD.
         471 Spencer Drive
         West Palm Beach, Florida 33409

and, if to the Holder of the Note, at the address specified in this Note or, as to each party, at such other address as shall be designated by such party by written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         SECTION 5.03. Payment on Non-Business Days. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest under this Note.

         SECTION 5.04. Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         SECTION 5.05. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

         SECTION 5.06. Headings. Article and Section headings in this Note are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.











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         IN WITNESS WHEREOF, the Company has caused this Note, as amended and restated, to be executed by its proper corporate officers thereunto duly authorized and its corporate seal to be impressed hereon, as of the 26th day of January, 1996.

                                          HEARx LTD.

                                          By:
                                              ---------------------------------


Attest:


- ---------------------------------------
Secretary